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                                                                    EXHIBIT 99.1


COMPANY CONTACTS:                                          INVESTOR RELATIONS:
Tony Morris or Dick Sterry                                 Steve Chizzik
Nx Networks                                                Equity Communications
703-742-6000                                               888-530-7051
TMORRIS@NXNETWORKS.COM or                                  CHIZZ1@HOME.COM
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DSTERRY@NXNETWORKS.COM
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                 NX NETWORKS ACQUIRES AETHERWORKS CORPORATION
INNOVATIVE SWITCHING FIRM WITH TECHNOLOGY EDGE IN $20 BILLION TELEPHONY MARKET

HERNDON, VA AND WESTBORO, MA, JANUARY 3, 2000 - Nx Networks (NASDAQ: NTRX), the leader in Voice over Internet Protocol (VoIP) and Virtual Private Networking
(VPN) announced today that it has acquired AetherWorks Corporation, a privately held provider of innovative voice and data, carrier class convergence solutions, including soft switch technology, for the telecommunications industry.

"AetherWorks is a visionary company at the forefront of the communications revolution," stated Steven T. Francesco, Nx Networks Chairman and Chief Executive Officer. "The technology driving this revolution is IP Telephony which will enable an intelligent, feature-rich and all encompassing network to emerge. The addition of AetherWorks provides Nx Networks with a distinct competitive advantage in developing the solutions service providers need to succeed in this new arena."

AetherWorks Corporation delivers innovative, standards-compliant solutions for the telecommunication marketplace. Founded five years ago by its current president and CEO, Jonathan A. Sachs, Ph.D., AetherWorks corporate headquarters and software engineering facilities are located in Saint Paul, Minnesota. The hardware and embedded systems development offices are located in the heart of Silicon Valley in Santa Clara, California. Dr. Sachs will immediately join the Nx senior management team as Senior Vice President of Engineering reporting to Bryan R. Holley, Nx Networks President and Chief Operating Officer.

According to Sachs, "At AetherWorks, our focus is the multi-protocol telecom switch featuring smart management, universal messaging and other telephony functions. We wanted to partner with a company that has the presence and expertise to bring our unique capabilities to market. Nx Networks has all that and a blueprint for the future. We believe the combination of AetherWorks and Nx Networks technologies will serve the converged markets and allow secure and seamless end-to-end interoperability while providing advanced voice services."

According to Mr. Holley, "Our customers recognize that the need for new types of voice and data services will keep pace with the accelerating demand for Internet Telephony. Nx Networks' products are designed to meet this demand. Specifically, our newly acquired technology enables telcos, ISPs, and enterprise WAN/LANs to provide a secure end-to-end solution that simplifies networking setups and expands services at an enormous cost saving."

Mr. Francesco concluded, "The future of Internet Telephony, an estimated $20 billion market, belongs to the companies with the vision and ability to define and develop it. The AetherWorks acquisition clearly moves Nx Networks in from the customer premise 'edge' to the telco and carrier 'edge'. Lucent's recent

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$1.7 billion stock purchase of Excel  Switching  Corporation is just one example of the value placed on this type of telephony switching technology. We're pleased that AetherWorks agreed to partner and grow this business with us. It's one more step we've taken to provide our clients with the edge to deliver the high performing, secure, scalable and all encompassing network."

ABOUT NX NETWORKS
Nx Networks  is a  worldwide  provider  of secure  internet  telephony  and data networking products. Nx Networks customers include service providers, multinational corporations, and government agencies in over 60 countries worldwide. The company's corporate headquarters are located in Herndon, Virginia and Westboro, Massachusetts. Additional information can be found on the company's web site at WWW.NXNETWORKS.COM

SAFE HARBOR STATEMENT:
This press release may include forward-looking information, including statements regarding strategic direction. These comments constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the information discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, and the risks inherent in new product and service introductions and the entry into new geographic markets.